For the period ended 09/30/2010        Series 3,4,5,7,9,11,14,15,17,19
File No. 811-7852                              20,28,31,32,34,35,36,39


Sub-Item 77I(b): Terms of new or amended securities
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On August 1, 2010, the Registrant commenced the offering of eighteen classes of shares known as the Tax Exempt Long-Term Fund Adviser Shares, Tax Exempt Intermediate-Term Fund Adviser Shares, Tax Exempt Short-Term Fund Adviser Shares, California Bond Fund Adviser Shares, New York Bond Fund Adviser Shares, Virginia Bond Fund Adviser Shares, Precious Metals and Minerals Fund Adviser Shares, International Fund Adviser Shares, GNMA Trust Adviser Shares, World Growth Fund Adviser Shares, Emerging Markets Fund Adviser Shares, Income Fund Adviser Shares, Growth and Income Fund Adviser Shares, Short-Term Bond Fund Adviser Shares, Science & Technology Fund Adviser Shares, Intermediate-Term Bond Fund Adviser Shares, High-Yield Opportunities Fund Adviser Shares, and the Value Fund Adviser Shares.